UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):      August 16, 2006
Citizens Banking Corporation
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

000-10535 (Commission File Number)	38-2378932 (IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan (Address of Principal Executive Offices)	48502 (Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     In connection with the execution of the Agreement and Plan of Merger by and between Citizens Banking Corporation (“Citizens”) and Republic Bancorp, Inc., dated as of June 26, 2006, pursuant to which Republic will merge (the “Merger”) with and into Citizens, with Citizens continuing as the surviving corporation, effective August 16, 2006, Citizens has entered into retention agreements with three of its named executive officers, Randall J. Peterson (Executive Vice President and Regional Chairman of Citizens), John D. Schwab (Executive Vice President and Chief Credit Officer of Citizens) and Clinton A. Sampson (Executive Vice President and Regional Chairman of Citizens). Pursuant to these retention agreements, Messrs. Peterson, Schwab and Sampson would continue to serve in their current positions with Citizens and would each be entitled to lump sum retention bonuses of $150,000 following December 31, 2008, provided that they remain active employees of Citizens through December 31, 2008 and their job performance continues at an acceptable level consistent with their past performance. In addition, the executives have agreed that the circumstances of the Merger do not give rise to the payment of severance benefits under their existing change in control agreements with Citizens.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS BANKING CORPORATION
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its:	General Counsel and Secretary

Date: August 16, 2006